UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2016

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2016, we entered into a Deli, Cheese, and Bakery Distribution Agreement (the “KeHE Agreement”) with KeHE Distributors, LLC (“KeHE”), the parent company of Nature’s Best, our primary supplier of dry grocery and frozen food products. This new agreement includes terms relating to service level arrangements, deficiency cures, product management procedures, and other ordinary course operational terms provided to us by KeHE with respect to our purchases of deli, cheese and bakery products, which were previously supplied by Monterrey Provision Co. Inc. prior to its acquisition by KeHE.  Our Amended and Restated Distribution Agreement with Nature’s Best, dated August 13, 2014, continues in full force and effect and its terms are unaffected by the KeHE Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: February 19, 2016	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary